UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities

On February 25, 2020, Hancock Jaffe Laboratories, Inc. (the “Company”) raised $650,000 in gross proceeds through a private placement bridge offering of its common stock and warrants to purchase its common stock to certain accredited investors (the “Bridge Offering”). The Company sold an aggregate of 1,300,000 shares of common stock and warrants to purchase 1,300,000 shares of common stock in the Bridge Offering pursuant to a securities purchase agreement between the Company and each of the investors in the Bridge Offering (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to hold a meeting of its stockholders on or prior to May 25, 2020 for the purpose of seeking approval of either an increase in the number of shares of common stock the Company is authorized to issue or a reverse split of the Company’s common stock (a “Capital Event”). The Purchase Agreement also contains customary representations, warranties and agreements.

The warrants issued in the Bridge Offering will be exercisable beginning on the date on which the Company’s stockholder’s approve a Capital Event, at an exercise price per share equal to $0.79, subject to certain adjustments pursuant to the terms of the warrants, and will expire on the five year anniversary of the date of issuance. The warrants contain a mandatory exercise provision which provides that, at the sole option of the Company upon 30 days’ written notice, the Company may require the holders of the warrants to exercise such warrants if the average of the daily volume weighted average for any ten consecutive trading days is greater than $2.00 and there is an effective registration statement registering the resale of the shares underlying the warrants. Any warrants not exercised following such 30 day period will be forfeited.

The Company engaged Spartan Capital Securities, LLC, a FINRA-member (the “Placement Agent”), to act as exclusive placement agent for the Bridge Offering. In consideration for the Placement Agent’s services in the Bridge Offering, the Company agreed to pay a fee in cash equal to 10% of the aggregate gross proceeds raised by the Placement Agent in the Bridge Offering. The Placement Agent is also entitled to a warrant to purchase 82,279 shares of the Company’s common stock containing substantially the same terms as the warrant issued to investors in the Bridge Offering.

The Company intends to use the proceeds of the Bridge Offering for working capital and general corporate purposes and payment of the fees and expenses of the Bridge Offering.

The form of Purchase Agreement and warrant are attached to this Current Report as Exhibits 10.1 and 4.1, respectively. All descriptions of the Purchase Agreement and warrant herein are qualified in their entirety to the text of Exhibits 10.1 and 4.1 hereto, which is incorporated herein by reference.

The securities issued in the Bridge Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: March 2, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer